3

                  THE FAIRCHILD CORPORATION
                 STOCK OPTION DEFERRAL PLAN
                      FEBRUARY 9, 1998


                          ARTICLE I
           BACKGROUND, PURPOSE, AND EFFECTIVE DATE

The  Fairchild  Corporation,  a  Delaware  corporation  (the
"Corporation"), by resolution of its Board of Directors, adopted The Fairchild Corporation Stock Option Deferral Plan
(the "Plan"), effective as of February 9, 1998.

1.1 BACKGROUND AND PURPOSE OF THE PLAN. The Corporation wishes to provide certain Participants with the opportunity to defer payment of all of the compensation they receive in a particular year or years from the exercise of options to purchase stock in the Corporation.

1.2 EFFECTIVE DATE AND TERM. The Plan shall become effective as of February 9, 1998, and shall continue until such time as it is terminated by resolution of the Board of Directors in accordance with Article V.

                         ARTICLE II
                         DEFINITIONS

The following terms have the following meanings unless the context clearly indicates otherwise:

2.1  "Beneficiary" is defined in Section 6.1.

2.2  "Benefit" is defined in Section 5.1.

2.3    "Board"   means  the  Board  of  Directors   of   the
Corporation.

2.4 "Compensation" means the excess value of a Stock Option (determined by the Fair Market Value of the shares of Stock issuable to a Participant upon exercise of a Stock Option, less the Option Price payable by the Participant pursuant to such Stock Option), where such excess value has been deferred pursuant to the terms of this Plan.

2.5  "Committee"  means the Compensation  and  Stock  Option
     Committee   of   the  Board,  which   Committee   shall
     administer the Plan.

2.6 "Corporation" means The Fairchild Corporation and its corporate successors.

2.7  "Deferral  Date" means the date on which  any  deferred
     Compensation with respect to a Stock Option would have been received by a Participant if no Stock Option
     Deferral Election had been made.

2.8  "Deferred   Compensation   Account,"   "Account,"    or
     "Subaccount" means the accounts maintained on the books of the Corporation for each Participant pursuant to this Plan.

2.9  "Deferred Compensation Unit" is defined in Section 4.2.

2.10 "Deferred Stock Option Election Form" means the form by which an eligible person elects to become a Stock Option Deferral Participant, in the form attached hereto or as adopted by the Corporation from time to time.

2.11 "Designation of Beneficiary Form" means the form by which a Participant designates a beneficiary or beneficiaries or modifies a prior designation of a beneficiary or beneficiaries, in the form attached hereto or as adopted by the Corporation from time to time.

2.12 "Distribution Date" means the date designated by a Participant for the commencement of payment of amounts credited to his Account.

2.13 "Dividend Equivalents" is defined in Section 4.3.

2.14 "Exchange  Act"  means the Securities Exchange  Act  of
     1934, as amended from time to time.

2.15 "Fair Market Value" is defined in Section 4.2.

2.16 "Option Price" is the price at which Stock Options may be exercised, as per the terms of each Stock Option.

2.17 "Participant"  means  a  person  who   (i)   has   been
     designated by the Committee to be entitled to participate in this Plan and (ii) is deemed to be an "Accredited Investor" (as defined under Federal Securities Laws). A Participant need not be an employee of the Corporation. Participants participating in the Plan shall provide such certifications and other evidence as the Corporation may reasonably require to establish that they are Accredited Investors.

2.18 "Plan" means this Stock Option Deferral Plan and any amendments thereto.

2.19 "Rule 16b-3" means Rule 16b-3 of the General Rules  and
     Regulations under the Exchange Act as promulgated by the Securities Exchange Commission or its successor, as amended and in effect from time to time.

2.20  "Stock" means the Corporation's Class A Common  Stock,
$.10 par value.

2.21 "Stock Option" means options to purchase stock in the Corporation, approved by the Corporation's Board, a committee of non-employee directors, or stockholders of the Corporation in compliance with Rule 16b-3.

2.22 "Stock Option Deferral Election" means an election to defer payment of Compensation on the exercise of a Stock Option until a date specified by the Participant.

2.23 "Stock Option Deferral Participant" means a Participant who has made a Stock Option Deferral Election and who has been designated by the Committee as eligible to participate in the Plan.

                         ARTICLE III
                        CONTRIBUTIONS

3.1  ELIGIBILITY.   Participation  in  the  Plan  shall   be
     limited to eligible Participants (as defined in Section
     2.17 hereof). The Committee shall have full discretion in determining such eligibility.

3.2  DEFERRED COMPENSATION.

     During the period in which this Plan remains in effect, each Participant may elect to defer Compensation from the exercise of Stock Options by completing a Deferred Stock Option Election Form and providing same to the Corporation prior to the exercise of such Stock Option.

     Upon a Participant's election to defer Compensation, the Corporation shall (in lieu of issuing Stock to such Participant upon exercise of the applicable Stock Option) credit the Participant's Deferred Compensation Account with Deferred Compensation Units, as further provided in Article IV.


                         ARTICLE IV
                   ACCOUNTS AND INVESTMENT

4.1 DEFERRED COMPENSATION ACCOUNTS. The Corporation shall establish on its books the necessary accounts to reflect accurately the Corporation's liability to each Participant who has deferred Compensation under the Plan. To each Deferred Compensation Account shall be credited, as applicable, Deferred Compensation Units (as provided in Section 4.2 below) and Dividend
     Equivalents (as provided in Section 4.3 below). Payments to the Participant under the Plan shall be debited to the appropriate Accounts.

4.2  DEFERRED COMPENSATION UNITS.

     A Participant who has elected to defer Compensation on the exercise of a Stock Option shall have the amount of such Compensation credited to his or her Deferred
     Compensation   Account   in  the   form   of   Deferred
     Compensation Units.

     As used herein, "Deferred Compensation Units" means the right to receive a specified number of shares of Stock, determined by dividing the deferred Compensation by the Fair Market Value of the Corporation's Stock as of the Deferral Date.

     For purposes of the Plan, "Fair Market Value" shall mean the fair market value of a share of the Stock as of a given date measured as (i) the closing price of a share of the Stock on the principal exchange on which shares of Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Stock is not publicly traded on an exchange or a successor quotation system, the mean between the closing bid and asked prices for the Stock on the trading date closest to the Deferral Date as determined in good faith by the Committee; or (iii) if the Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

4.3  DIVIDEND EQUIVALENTS.

     If Deferred Compensation Units exist in a Participant's Deferred Compensation Account on a dividend record date for the Stock, Dividend Equivalents shall be credited to the Participant's Account on the corresponding dividend payment date.

     As used herein, "Dividend Equivalents" means the right of a Participant to receive a specified number of shares of Stock, equal to (i) (a) the per share cash dividends declared by the Corporation from time to time, multiplied by (b) the number of Deferred Compensation Units credited to the Account of the Participant as of each applicable dividend record date, divided by (ii) the Fair Market Value on the related dividend payment date.

4.4 RECAPITALIZATION. In the event of any change in the Corporation's Stock outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination, or exchange of stock or similar corporate change, such equitable adjustments, if any, by reason of any such change, shall be made in the number of Deferred Compensation Units credited to each Participant's Deferred Compensation Account.

4.5 VESTING. At all times a Participant shall have a 100% nonforfeitable right to the amounts credited to his or her accounts, irrespective of any continuing relationship between the Participant and the Corporation.

4.6 STOCK OWNERSHIP. Until such time as shares of Stock which a Participant is entitled to receive pursuant to Deferred Compensation Units and Dividend Equivalents are distributed to the Participant as per Article V hereof, the Participant shall not be entitled to vote such shares, receive dividend with respect to such shares (except in the form of Dividend Equivalents, as provided in Section 4.3), or have other ownership interest in such shares.



                          ARTICLE V
                  DISTRIBUTION OF BENEFITS

5.1 DISTRIBUTION PURSUANT TO DEFERRED STOCK OPTION ELECTION FORM. The number of shares of Stock equal to the number of Deferred Compensation Units and Dividend Equivalents (in each case, rounded down to the nearest whole unit) credited to each Participant's Deferred Compensation Account (collectively, the "Benefit"), shall be distributed to the Participant on the date(s) selected by the Participant pursuant to his or her Deferred Stock Option Election Form. The date of distribution selected by the Participant must be no earlier than seven (7) months from the Deferral Date.

5.2 DISTRIBUTION UPON DEATH. In the event of a Participant's death, the Corporation shall pay the entire remaining Benefit, in a lump sum (or, in the event of a Participant's death after commencement of the payment of the Benefit under Section 5.1, the remaining balance of the Benefit, in a lump sum) to the Participant's Beneficiary as selected by the Participant pursuant to his or her Designation of Beneficiary Form.

5.3  DISTRIBUTION IN THE EVENT OF CHANGE OF CONTROL.

     In the event of a Change of Control (as defined below), the Corporation shall pay the Benefit to the Participant in one lump sum. If the transaction giving rise to a Change of Control was approved in advance by a majority of the Board, payment of the Benefit shall be made at the closing of such transaction. If the transaction giving rise to a Change of Control was not approved in advance by a majority of the Board, payment of the Benefit shall be made immediately upon the occurrence of the event or transaction giving rise to the Change of Control.

     For purpose of this Section, a "Change of Control" means the occurrence of any of the following events:

     (i) Any Person (as defined below), other than one or more Permitted Holders (as defined below), is or becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 20% of the total voting power (the "Vote") of the Voting Stock (as defined below) of the Corporation, and the Permitted Holders "beneficially own", directly or indirectly, in the aggregate a lesser percentage of the Vote of all the Voting Stock of the Corporation than such other Person; provided, however, such other Person shall be deemed to beneficially own all Voting Stock of a corporation held by any other corporation (the "parent corporation"), if such other Person "beneficially owns", directly or indirectly, more than 20% of the Vote of the Voting Stock of such parent corporation, and the Permitted Holders "beneficially own", directly or indirectly, in the aggregate a lesser percentage of the Vote of the Voting Stock of such parent corporation;

     (ii) During any period of two consecutive years, individuals who at the beginning of any such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office;

     (iii) The Corporation consolidates with or merges with or into another Person, pursuant to a transaction (a) in which the outstanding Voting Stock of the Corporation is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Corporation is changed into or exchanged for Voting Stock of the surviving corporation), and (b) in which the holders of the Vote of the Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, less than a majority of the Vote of the Voting Stock of the surviving Person immediately after such transaction, and (c) by which an event described in Section 5.3(i) shall have occurred; or

     (iv) The Corporation is liquidated or dissolved, or all or substantially all of its directly or indirectly held assets are sold or otherwise conveyed to a third party other than one or more Permitted Holders.

     "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time; and the terms "beneficial ownership" and "beneficially owns" have meanings correlative to the foregoing;

     "Permitted  Holders" means Jeffrey J. Steiner  and  his
     "associates"  (as  defined  in  Rule  12b-2  under  the
     Exchange   Act)  or  any  other  person   directly   or
     indirectly controlled by Jeffrey J. Steiner.

     "Person" shall be as defined in Section 13(d) and 14(d) of the Exchange Act.

     "Voting  Stock"  means, with respect to a  corporation,
     (i) all classes of capital stock then outstanding of such corporation entitled to vote in elections of directors, and (ii) any security which may, at the option of the holder, be converted into or exchanged for Voting Stock.

5.4  DISTRIBUTION IN THE EVENT OF EMPLOYMENT TERMINATION

     In the event a Participant's employment with the Corporation (or any of its subsidiaries) is terminated other than by the Participant's own election, the Corporation shall pay the entire remaining Benefit to the Participant in one lump sum, within thirty days after such employment termination.


                         ARTICLE VI
            AMENDMENT, SUSPENSION, OR TERMINATION

6.1 BENEFICIARY. "Beneficiary" shall mean any one or more persons, corporations, trusts, estates, or any combination thereof, last designated by a Participant to receive the Benefit provided under this Plan. Any designation made hereunder shall be revocable, shall be in writing, either on a facsimile of the form annexed hereto and shall be effective when delivered to the Committee at its principal office. If the Committee, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Participant's estate.

6.2 NON-ASSIGNABILITY. The interest of any Participant and Beneficiary under this Plan (other than the
     Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void; nor shall any such amount be in any manner subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

6.3  INTEREST  OF  PARTICIPANT.   The  Participant  and  any
     Beneficiary shall, in respect to Accounts and any Benefit to be paid, be and remain simply a general unsecured creditor of the Corporation in the same manner as any other creditor having a general claim against the Corporation. At no time shall the Participant be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to, any Stock.

6.4 WITHHOLDING. The participants and their Beneficiaries, distributees, and personal representatives, will bear all Federal, foreign, state, local, or other income or other taxes imposed on amounts paid under this Plan. All such taxes shall be computed by, and remitted to, the Corporation at each Payment Date, for deposit by the Corporation with the appropriate taxing jurisdiction.

6.5 CONSENT. By electing to become a Participant, each Participant shall be deemed conclusively to have accepted and consented to all the terms of this Plan and all actions or decisions made by the Corporation or the Committee with regard to the Plan. Such terms and consent shall also apply to and be binding upon the Beneficiaries, distributees, and personal representatives and other successors in interest of each Participant.

6.6 SEVERABILITY. In the event any provision of this Plan would serve to invalidate the Plan, that provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain the particular provision that would make it invalid.

6.7 FUNDING. This Plan shall not be a funded plan. The Corporation shall not set aside any funds, or make any investments or set aside stock, for the specific purpose of making payments under the Plan. All Benefits paid under the Plan shall be paid from the general assets of the Corporation. Benefits payable under the Plan may be reflected on the accounting records of the Corporation, but such accounting shall not be construed to create or require the creation of a trust, custodial or escrow account. Notwithstanding the foregoing, the Corporation shall at all times maintain a sufficient number of shares of authorized Stock to distribute in satisfaction of all Deferred Compensation Units.

6.8 EXCLUSIVITY OF PLAN. This Plan is intended solely for the purpose of deferring compensation to the Participants to the mutual advantage of the parties. Nothing contained in this Plan shall in any way affect or interfere with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

6.9 NO RIGHT TO CONTINUED SERVICE. This Plan shall not confer any right to continued service of a Participant with the Corporation.

6.10 NOTICE. Each notice and other communication to be given pursuant to this Plan shall be in writing and shall be deemed given only when (a) delivered by hand,
     (b) transmitted by telex or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express, or other overnight delivery service, to the Corporation at its principal office and to a Participant at the last known address of such Participant (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

6.11 CLAIMS PROCEDURES. If a Participant or a Participant's Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Committee. The Committee shall establish a claims procedure under which:

     (a) the Committee shall be required to provide adequate notice in writing to the Participant or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Participant or the Beneficiary; and

     (b) the Committee shall afford a reasonable opportunity to the Participant or the Beneficiary whose claim for Benefits has been denied for a full and fair review by the Committee of the decision denying the claim.

6.12 DELAWARE LAW CONTROLLING. This Plan shall be construed in accordance with the laws of the State of Delaware.

6.13 BINDING ON SUCCESSORS. This Plan shall be binding upon the Participant and the Corporation, their heirs, successors, legal representatives, and assigns.

                         ARTICLE VII
                       ADMINISTRATION

7.1 The Plan shall be administered by the Committee. The Committee shall act by vote of a majority of its members or by unanimous written consent. The Plan may be amended, modified, or terminated by the Committee, except that no such action shall (without the consent of the Participant, or, if the Participant has deceased, any Beneficiary or Beneficiaries, distributees, or personal representative) alter the rights of a Participant with respect to the Deferred Account established pursuant to this Plan prior to the date of such amendment, modification, or termination.